Exhibit 23.01

Independent Auditors’ Consent

The Board of Directors
Guilford Pharmaceuticals Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-17833, No. 333-72319, No. 333-30814, No. 333-56092, No. 333-71218, No. 333-88716 and No. 333-105389) on Form S-8 and the registration statements (No. 333-35415, No. 333-82397, No. 333-87091, No. 333-50222, No. 333-63576, No. 333-108133, No. 333-110790 and No. 333-111625) on Form S-3 of Guilford Pharmaceuticals Inc. of our report dated March 12, 2004, with respect to the consolidated balance sheets of Guilford Pharmaceuticals Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and our report dated March 12, 2004 on the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of Guilford Pharmaceuticals Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 12, 2004